EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (SEC File No. 333-37122), (ii) Form S-3 (SEC File No. 333-95291), (iii) Form S-4 (SEC File No. 333-91463), (iv) Form S-8 (SEC File No. 333-70145), (v) Form S-8 (SEC File No. 333-79331), (vi) Form S-8 (SEC File No. 333-95505) and (vii) Form S-8 (SEC File No. 333-81684) of Dice Inc. of our report dated January 28, 2003, with respect to the consolidated financial statements of Dice Inc. included in this Current Report on Form 8-K dated February 7, 2003.

/S/ ERNST & YOUNG LLP

New York, New York

February 7, 2003